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                                                                                                                        EXHIBIT 11

                                                                               Computations of Earnings Per Common Share

                                                                             Pro Forma                         Primary
                                                                                                       Income per common share
                                                                  -------------------------------- --------------------------------
                                                                          Three           Nine            Three           Nine
                                                                         Months          Months          Months          Months
                                                                          Ended           Ended           Ended           Ended
                                                                         9/30/96         9/30/96         9/30/97         9/30/97
                                                                         -------         -------         -------         -------
Weighted average common shares outstanding:
Average shares outstanding during the period (1)                       11,364,395      11,364,395       11,401,425      11,823,372
Options issued in place of Phantom Membership Plan                      1,048,761       1,048,761        1,064,967         979,659
Cheap stock options (2)                                                   375,520         369,321          422,647         295,896
Common shares issuable to MCI in conversion (3)                         2,841,099       2,841,099        2,841,099       2,841,099
Common shares issued in the offering                                      206,250          69,252        3,162,500       3,162,500
Options issued under Employee Stock Option Plan                              --             --              57,230             342
Options issued under Director's Plan                                         --             --              44,391           8,534
                                                                       ----------      ----------       ----------      ----------


Total weighted average common shares                                   15,836,025      15,692,828       18,994,259      18,670,402
                                                                       ==========      ==========       ==========      ==========

Pro forma net income/net income applicable to common shares:
Pro forma net income/net income                                            $1,541          $4,415           $5,583          $7,102
Increase in earnings, net of taxes, resulting from the MCI                    221             629              510           1,530
Conversion (3)                                                         ----------      ----------       ----------      ----------

Net income applicable to common shares                                     $1,762          $5,044           $6,093          $8,632
                                                                           ======          ======           ======          ======

Earnings per Common Share                                                   $0.11           $0.32            $0.32           $0.46
                                                                            =====           =====            =====           =====
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                                                              Computations of Earnings Per Common Share

                                                                          Fully diluted
                                                                     Income per common share
                                                                 --------------------------------
                                                                       Three             Nine
                                                                       Months           Months
                                                                        Ended            Ended
                                                                       9/30/97          9/30/97
                                                                       -------          -------
Weighted average common shares outstanding:
Average shares outstanding during the period (1)                      11,599,287      11,455,821
Options issued in place of Phantom Membership Plan                       996,804       1,059,857
Cheap stock options (2)                                                  411,024         437,604
Common shares issuable to MCI in conversion (3)                        2,841,099       2,841,099
Common shares issued in the offering                                   3,162,500       3,162,500
Options issued under Employee Stock Option Plan                          146,752         146,774
Options issued under Director's Plan                                      70,971          47,142
                                                                      ----------      ----------


Total weighted average common shares                                  19,228,437      19,150,797
                                                                      ==========      ==========

Pro forma net income/net income applicable to common shares:
Pro forma net income/net income                                           $5,583          $7,102
Increase in earnings, net of taxes, resulting from the MCI                   510           1,530
Conversion (3)                                                        ----------      ----------

Net income applicable to common shares                                    $6,093          $8,632
                                                                          ======          ======

Earnings per Common Share                                                  $0.32           $0.45
                                                                           =====           =====
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(1)   After considering the Merger in conjunction with the Company's initial public offering.

(2) Pursuant to Staff Accounting Bulletin Topic 4:D, stock options granted and stock issued within one year of the initial public offering have been included in the calculation of weighted average common shares outstanding using the treasury stock method based on an assumed initial public offering price of $16.00 and have been treated as outstanding for all reported periods.

(3)   Assumes such transactions occurred on January 1, 1996.